Exhibit 10.9

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Strasbaugh

Date:	February 28, 2007

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated August 23, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.    Modified Maturity Date. The definition of “Maturity Date” set forth in Section 13 or the Loan Agreement is hereby amended to read as follows:

“Maturity Date” is May 18, 2007.

2.    Fee. In consideration for Silicon entering into this Amendment and the Amendment to Loan Documents (Exim Program) of even date herewith, Borrower shall concurrently pay Silicon a fee in the amount of $11,250 (of which $3,125 shall be applied with respect to the Amendment to Loan Documents (Exim Program)), which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

3.    Representations True. Burrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

4.    General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:	Silicon

STRASBAUGH	Silicon Valley Bank

By ________________________________	By ________________________________
President or Vice President	Title _______________________________

By /s/ Douglas Harbottle
Secretary or Ass’t Secretary